UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐
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☐  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☑  Soliciting Material Pursuant to §240.14a-12

MAIDENFORM BRANDS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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(1)	Title of each class of securities to which transaction applies:

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The following communication was prepared for use by Maidenform Brands, Inc. (“Maidenform”) in connection with the proposed acquisition of Maidenform pursuant to the terms of the Agreement and Plan of Merger, dated July 23, 2013, by and among the Maidenform, Hanesbrands Inc. (“Hanes” or “Hanesbrands”) and General Merger Sub Inc.

July 31, 2013
Dear Team:

Since we announced the transaction with Hanes last Wednesday, we have received many questions in our designated HR inbox, HRquestions@maidenform.com, and many of them shared common subjects or themes.  To help answer these questions, we have posted to the Company Communication intranet portal an updated FAQ.  We are planning to update this list of FAQs periodically until the close of the transaction to ensure that the most common questions you may have are being addressed.

If your specific question has not been addressed or you have a follow-up, please do not hesitate to e-mail HRquestions@maidenform.com or contact your HR Manager

We hope this is helpful.

Sincerely,

Robin Costa
Senior Vice President, Human Resources

Benefits and Compensation Matters

Which providers does Hanes use for medical, dental, vision and other benefit coverage for its employees?
•	Between now and closing, your compensation and benefits programs remain unchanged.
•	After the transaction closes, Hanes will communicate to Maidenform’s employees the details of its benefits package.
•
Between the closing of the transaction and December 31, 2014, Hanes will provide commissions, bonus opportunities and employee benefits (other than for equity-based plans) substantially comparable in the aggregate to the level of commissions, bonus opportunities and benefits currently received.

How will this transaction impact my bonus for 2013?
•	At the closing, annual bonuses will be paid to all bonus eligible employees covered by a Maidenform bonus plan at 60% of target on a pro-rata basis.
•	Employees must be employed by Maidenform at the date of closing in order to receive the pro-rated annual bonus pay-out.

What happens to any equity grant issued that has not yet vested as a result of this transaction?  All equity will vest and be cashed out at the transaction price of $23.50 per share (less any applicable exercise price) upon a change of control, except that performance-based restricted stock awards will vest and be cashed out at target level.
•	You can view your equity at https://www5.benefits.ml.com/login/login.aspx.
•	If you have not already set up a free account, you can do so and view any equity that has been granted to you.
•	Employees must be employed at the date of closing in order for their equity to vest.

Will any employment decisions be made before the transaction closes?
•	The transaction is not expected to close until sometime in the fourth quarter of this year.
•	Until then, Maidenform and Hanes will continue to operate as separate companies.
•
While it is far too early to know any specifics related to opportunities or impacts on jobs once the transaction closes, we are committed to keeping you informed of key developments as the process moves forward.

Will Hanes provide severance packages for Maidenform employees who are not retained?
•
First and foremost, it is far too early to know any specifics related to opportunities or impacts on jobs once the transaction closes.  That said, we understand you still have questions about severance.

•
For a period of 24 months following the closing of the transaction, Hanes will maintain Maidenform’s current severance protection as set forth in the Executive Severance Pay Plan and the Non-Union Severance Pay Plan.

•	Please note that severance will only be offered to employees whose positions are eliminated.

What will the severance packages consist of and how do they work?
•	Please remember that it is far too early to know any specifics related to opportunities or impacts on jobs once the transaction closes.

•	Our Executive Severance Plan and Non-Union Severance Plan for U.S. employees have been posted to the Corporate Communications page on the Intranet.
•	Below is a summary of the severance benefits payable to eligible U.S. employees in the event their position is eliminated on or during the 24-month period following the closing of the transaction:

Title	Minimum # of Weeks of Pay	Maximum # of Weeks of Pay	Amount of Pay for Each Year of Service
EVP	26	52	2 Weeks Base Salary
SVP	26	52	2 Weeks Base Salary
VP	26	52	2 Weeks Base Salary
AVP	16	52	2 Weeks Base Salary
Director	16	No maximum	2 Weeks Base Salary
Exempt	12	No maximum	2 Weeks Base Salary
Non-exempt, Non-union	8	No maximum	2 Weeks Base Salary

•	Any employee that receives severance on or during the 24-month period following the closing of the transaction will be paid in a lump sum on the company’s next scheduled payroll payment date.
•	If you are a member of a collective bargaining unit, please contact your union representative for the relevant severance information.
•	For employees outside of the United States, please contact your HR Manager to discuss severance packages, which may differ based on local laws, regulations or practice.
•
If an employee is terminated and he/she properly and timely elects to continue medical, dental and vision coverage under the Maidenform-sponsored plan(s) in which the employee had previously enrolled, in accordance with the continuation requirements of COBRA, Maidenform shall pay 75% for the cost of the premium for such coverage beginning on the last day of employment for a period of three months for an employee with family coverage or five months for an employee with single coverage.

Will I be offered severance if I decline to be relocated in order to keep my job?
•	Once again, it is far too early to know any specifics related to opportunities or impacts on jobs.
•
In the event that you are offered a position with Hanes within a reasonable commuting distance, but you choose not to accept that position and your employment is terminated, you will not be eligible to receive severance under our severance plans.

In the event of a layoff, what would happen to my unused vacation time and/or sick time?
•	Please remember that it is far too early to know any specifics related to opportunities or impacts on jobs.
•	In the event that your employment is terminated, under Maidenform’s current policy, you will receive payment for your unused vacation time.
•	You will not receive payment for unused sick or personal time, under Maidenform’s current policy.
•	After the transaction closes, Hanes will communicate to Maidenform’s employees the details of its vacation time and/or sick time policies.

What happens to my maternity benefits while I am on leave?
•
Between the closing of the transaction and December 31, 2014, Hanes will provide commissions, bonus opportunities and employee benefits (other than for equity-based plans) substantially comparable in the aggregate to the level of commissions, bonus opportunities and employee benefits currently received.  After the transaction closes, Hanes will communicate to Maidenform’s employees the details of its benefits package.

Is my job protected while I am on leave?
•	Once again, it is far too early to know any specifics related to opportunities or impacts on jobs once the transaction closes.
•
Employees on Family and Medical Leave Act (“FMLA”) leave are not entitled to greater rights of reinstatement or to other benefits and conditions of employment than if the employee had been continuously employed.

•
For example, if the employee would have been terminated or laid off for reasons unrelated to the leave, then the employee is not entitled to reinstatement and the employer's responsibility to continue FMLA leave and maintain group health plan benefits ceases at the time the employee is laid off, provided the employer has no continuing obligations under a collective bargaining agreement or otherwise.

•
If an employee’s job was reorganized or otherwise changed during the leave, the employee is only entitled to the reorganized or changed job he or she would have had if he had not taken a leave of absence.

How will I be notified of changes while I am on leave?
•	While on leave, please feel free to e-mail Benefits@maidenform.com or your HR Manager with any questions.
•	In addition, you can access your Maidenform e-mail account from your personal computer by logging in to mail.maidenform.com.

Will Maidenform maintain its headquarters? What about other offices and facilities?
•	As the transaction isn’t expected to close until the fourth quarter of this year, it is far too early to know any specifics related to the integration plan.
•	We are committed to keeping you informed of key developments as we move forward.

Do we still need to complete the health assessment and biometric screenings for the new wellness initiative?
•	Yes. Because compensation and benefits programs remain unchanged between now and closing, employees must still complete the health assessment and biometric screenings for the new wellness initiative.

What about our Flexible Spending Account?  Can we keep contributions until the end of the year even if the transaction closes before that?
•	Compensation and benefits programs remain unchanged between now and closing.
•	After the transaction closes, Hanes will communicate to Maidenform’s employees the details of its benefits package including details about Flexible Spending Account enrollment.

International Operations

Does Hanes have operations in Europe or elsewhere outside of the United States?
•
Hanes’ largest international markets are Japan, Canada, Mexico, Brazil and Australia.  They also have offices in India, and China and operate in several locations in Latin America, including Mexico, Argentina, Brazil and Central America.

•	Certain Hanes brands are still sold in Europe through another company under a license agreement.

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IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed merger, Maidenform will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Maidenform’s website at ir.Maidenform.com or by contacting Maidenform’s investor relations department by telephone at (732) 621-2300 or via e-mail at ir@maidenform.com.

PARTICIPANTS IN THE SOLICITATION:

Maidenform and its directors, executive officers and other members of its management and employees as well as Hanesbrands and its directors and officers may be deemed to be participants in the solicitation of proxies from Maidenform’s stockholders with respect to the merger. Information about Maidenform’s directors and executive officers and their ownership of Maidenform’s common stock is set forth in the proxy statement for Maidenform’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2013, Maidenform’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, which was filed with the SEC on March 8, 2013, Maidenform’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2013, which was filed with the SEC on May 9, 2013, and Maidenform’s Current Report on Form 8-K filed May 17, 2013. Information about Hanesbrands’ directors and officers is set forth in the proxy statement for Hanesbrands’ 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 21, 2013. Stockholders and investors may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Maidenform’s directors and executive officers in the merger, which may be different than those of Maidenform’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

FORWARD-LOOKING STATEMENTS:

This communication and Maidenform’s and Hanesbrands’ other public pronouncements contain forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding management’s expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which are based on information available to Maidenform or Hanesbrands on the date hereof. Although these expectations may change, Maidenform and Hanesbrands assume no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of Maidenform’s or Hanesbrands’ control, that could cause actual results to differ materially from such statements and from Maidenform’s historical results and experience. These risks and uncertainties include such things as: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to receive, on a timely basis or otherwise, the required approvals by Maidenform’s stockholders and government or regulatory agencies; the risk that a closing condition to the proposed merger may not be satisfied; the ability of Maidenform to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger; the possibility of disruption to Maidenform’s business from the proposed merger, including increased costs and diversion of management time and resources; general economic conditions; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; and other financial, operational and legal risks and uncertainties detailed from time to time in Maidenform’s and Hanesbrands’ cautionary statements in its respective filings with the SEC, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. For more information, see Maidenform’s and Hanesbrands’ respective filings with the SEC.